EXHIBIT 12.1

April 23, 2026

Masterworks Vault 19, LLC

1 World Trade Center, 57th Floor,

New York, New York 10007

Re: Masterworks Vault 19, LLC Offering Statement on Form 1-A

Ladies and Gentlemen:

I have acted as counsel to Masterworks Vault 19, LLC, a Texas series limited liability company (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission of an offering statement on Form 1-A (the “Offering Statement”) under Regulation A of the Securities Act of 1933, as amended. The Offering Statement includes offerings of various series of membership interests (each a “Series”), a series designation (each, a “Series Designation” and, collectively, the “Series Designations”) for each of which will be in the form filed with the Offering Statement and attached to the Amended and Restated Limited Liability Company Agreement of the Company (as amended, the “Company Operating Agreement”), prior to the issuance thereof.

The Offering Statement relates, among other things, to the proposed issuance and sale by the Company (the “Offering”) of the membership interests of a Series in the form of Class A ordinary shares, as designated on Schedule A to this opinion letter (the “Shares”), as further described in the Offering Statement, in connection with the consummation of the Restructuring Transactions (as defined in the Offering Statement).

This opinion letter is being delivered in accordance with the requirements of Item 17(12) of Form 1-A under the Securities Act of 1933, as amended.

In connection with rendering this opinion, I have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as I have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, I have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to me as conformed or reproduction copies.

I have reviewed: (a) the certificates of formation of the Company; (b) the certificate of conversion of the Company from a Delaware series limited liability company to a Texas series limited liability company; (c) the form of certificate of conversion of the Company from a Texas series limited liability company to a Delaware series limited liability company; (d) the amended and restated operating agreement of the Company; (e) the form of series designation; (f) the form of second amended and restated operating agreement; (g) the offering circular; (h) resolutions of the Board of Managers of the Company and (i) such other corporate documents, records, papers and certificates as I have deemed necessary for the purposes of the opinions expressed herein.

Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, I am of the opinion that (i) the Shares, when issued and delivered in the manner and/or the terms described in the Offering Statement as filed (after it is declared qualified), will be validly issued, fully paid and non-assessable under applicable laws of the State of Texas, and (ii) following and subject to the completion of the Restructuring Transactions (including the Company converting back to a Delaware series limited liability company as described in the Offering Statement) as filed (after it is declared qualified), the Shares will be validly issued, fully paid and non-assessable under applicable laws of the State of Delaware.

I express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, (a) the internal laws of the State of Texas and the State of Delaware and (b) the federal laws of the United States. I express no opinion as to laws of any other jurisdiction. I assume no obligation to revise or supplement this opinion should the laws be changed after the effective date of the Offering Statement by legislative action, judicial decision or otherwise.

I hereby consent to the filing of this opinion as an exhibit to the Offering Statement and to the reference to my name under the caption “Legal Matters” in the Offering Statement. In giving this consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

Sincerely yours,

/s/ Joshua B. Goldstein
Name:	Joshua B. Goldstein
Title:	General Counsel

SCHEDULE A

Series of Masterworks Vault 19, LLC

Series	Price per Class A Share	Maximum Class A Shares
Series 235	10.89	171,850
Series 238	13.77	35,850
Series 239	21.36	232,250
Series 240	16.45	72,350
Series 241	14.64	96,750
Series 242	16.93	112,350
Series 243	17.10	69,950
Series 245	22.10	80,500
Series 246	23.98	80,600
Series 247	10.98	152,650
Series 248	15.53	97,700
Series 249	12.15	25,000
Series 250	10.64	56,900
Series 251	18.51	25,800
Series 252	16.96	53,300
Series 253	12.26	46,050
Series 254	17.98	139,600
Series 255	13.91	32,200
Series 256	21.09	28,050
Series 257	13.29	33,600
Series 258	21.61	83,250
Series 259	15.37	160,950
Series 260	23.53	94,350
Series 261	19.45	152,650
Series 262	20.76	782,550
Series 263	14.26	34,700
Series 264	17.48	43,650
Series 265	15.63	36,400
Series 266	14.09	31,800
Series 267	11.98	27,300
Series 268	16.66	333,550
Series 269	20.21	154,350
Series 271	18.49	129,450
Series 272	23.00	20,200
Series 273	17.29	105,450
Series 277	15.05	47,200
Series 278	12.75	119,350